FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   Fleet Financial Group, Inc.
             (Exact name of registrant as specified in its charter)

       Rhode Island                              05-0341324
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)                Identification No.

               50 Kennedy Plaza, Providence, RI         02903
          (Address of Principal Executive Offices)    (Zip Code)


                  Fleet Financial Group, Inc.
            1995 New Bedford Acquisition Stock Option Plan
                   (Full title of the plan)

                  William C. Mutterperl, Esq.
           Senior Vice President and General Counsel
           Fleet Financial Group, Inc., 50 Kennedy Plaza,
                      Providence, RI  02903
            (Name and address of agent for service)

                            (401) 278-5880
     (Telephone number, including area code, of agent for service)

                        with a copy to:

          Laura N. Wilkinson, Esq., Edwards & Angell
       2700 Hospital Trust Tower, Providence, RI  02903

                Calculation of Registration Fee

                            Proposed    Proposed
Title of                    maximum     maximum
securities                  offering    aggregate  Amount of
to be          Amount to be price per   offering   registration
registered     registered   share*      price*     fee


Common Stock,  158,800       $31.31     $4,972,028   $1,715
$1.00 par      shares
value (1)


(1)Including preferred share purchase rights.

* Based on the average of the high and low prices of the Company's Common Stock reported on January 26, 1995.


                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

   The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

   1.  Annual Report on Form 10-K for the year ended December
31, 1993.

   2.  Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1994, June 30, 1994 (as amended by a Form 10Q/A dated
October 26, 1994), and September 30, 1994.

   3.  Current Reports on Form 8-K dated March 10, 1994,
May 9, 1994, August 15, 1994, September 7, 1994, October 19,
1994, October 21, 1994, November 28, 1994, December 28, 1994
and January 18, 1995.

   4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

   5. The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form
8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

   Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

   All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

   Not applicable

Item 5.  Interests of Named Experts and Counsel.

   The validity of the Common Stock, including the associated preferred share purchase rights, offered hereby has been passed upon for the Registrant by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, Fleet Bank of Massachusetts, National Association, and Fleet Bank, National Association, wholly-owned subsidiaries of the Registrant, and beneficially owns 4,052 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers

   The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interests, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.
 With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed

   Not applicable

Item 8.  Exhibits.

     4(a) - Fleet Financial Group, Inc. 1995 New Bedford Acquisition Stock Option Plan

     4(b) -  Restated Articles of Incorporation, as amended, and
             By-laws of the Registrant (incorporated by reference to Exhibit 1 of the Registrant's Form 10-Q Quarterly
             Report dated June 30, 1992)

     5    -  Opinion of Edwards & Angell re: legality

    23(a) -  Consent of KPMG Peat Marwick LLP

    23(b) -  Consent of Edwards & Angell (included in Exhibit 5)

    24(b) - Powers of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.

   The undersigned Registrant hereby undertakes:

   1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   SIGNATURES AND AMENDMENTS

   Each person whose signature appears below hereby constitutes and appoints the Chairman and President, the Vice Chairman and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                          SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on January 26, 1995.

                                 FLEET FINANCIAL GROUP, INC.


                                 By:  /s/Terrence Murray
                                      Terrence Murray
                                      Chairman and President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1995.


        Signatures               Title


/s/Terrence Murray               Chairman and President
Terrence Murray                  Chief Executive Officer
                                 and Director


/s/Eugene M. McQuade             Executive Vice President
Eugene M. McQuade                and Chief Financial Officer


/s/Robert C. Lamb, Jr.           Controller
Robert C. Lamb, Jr.


/s/William Barnet, III           Director
William Barnet, III


/s/Bradford R. Boss              Director
Bradford R. Boss


/s/Paul J. Choquette, Jr.        Director
Paul J. Choquette, Jr.


/s/James F. Hardymon             Director
James F. Hardymon


/s/Robert M. Kavner              Director
Robert M. Kavner


/s/Lafayette Keeney              Director
Lafayette Keeney


/s/Raymond C. Kennedy            Director
Raymond C. Kennedy


/s/Ruth R. McMullin              Director
Ruth R. McMullin


/s/Arthur C. Milot               Director
Arthur C. Milot


/s/Thomas D. O'Connor            Director
Thomas D. O'Connor


/s/Michael B. Picotte            Director
Michael B. Picotte


/s/John A. Reeves                Director
John A. Reeves


/s/John R. Riedman               Director
John R. Riedman


/s/John S. Scott                 Director
John S. Scott